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                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of this 1st day of June, 1999 (the "Effective Date") is entered into by and between Kinzan.com (the "Company") and Gari L. Cheever ("Executive"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                1. EMPLOYMENT

     1.1 POSITION. During the Employment Period (as hereinafter defined) and subject to the terms and conditions set forth herein, the Company agrees to employ Executive as its President and Chief Executive Officer, reporting directly to the Board of Directors of the Company (the "Board"). Executive shall be recommended for election to the Board as of the Effective Date.

     1.2 DUTIES AND RESPONSIBILITIES. During the Employment Period, Executive shall devote sufficient time and energy to fulfill his responsibilities to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. Executive hereby represents that he is not a party to any agreement which would be an impediment to entering into this Agreement and that he is permitted to enter into this Agreement and perform the obligations hereunder; provided that Executive has obligations of confidentiality to his previous employer, Encanto Networks, Inc.

     1.3 PERIOD OF EMPLOYMENT. The "Employment Period" means the period commencing on the Effective Date and terminating on the earlier of three (3) years from the Effective Date or as set forth in paragraph 5 of this Agreement.

     1.4    COMPENSATION.

     (a) BASE SALARY. In consideration of and as compensation of and as compensation for the services agreed to be performed by Executive hereunder, the Company agrees to pay Executive a gross annual base salary of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00) during the initial twelve (12) months of the Employment Period and thereafter in an amount to be mutually agreed upon by the Executive and the Compensation Committee of the Company's Board of Directors, such amounts to be payable in accordance with the Company's standard payment policy, less applicable withholdings and deductions (the "Base Salary"). Such Base Salary will be subject to increase at any time during the Employment Period at the sole discretion of the Compensation Committee of the Board with the consent of the Executive.

     (b) BONUS. Executive's bonus shall be governed by the Company's management incentive plan as approved by the Company's Board of Directors for executive officers of the Company.

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     (c)    PARTICIPATION IN BENEFIT PLAN. During the Employment Period,
Executive and his dependents, as applicable, shall be entitled to participate in any employee benefit plans and programs that are generally available to other executive officers of the Company (including, without limitation, health, disability, life insurance, annual physical or retirement plan) subject to the terms and conditions of such plan or program and to the extent permitted by law.

     (d) COBRA COVERAGE. The Company will use its best efforts to assure coverage and provided in paragraph (d) above for Executive and his dependents; however, to the extent the Company is unable to provide such coverage or to provide coverage consistent with Executive's existing coverage, the Company agrees to reimburse Executive for his premium payments and the payments of his dependents for continuation of the present health coverage or its equivalent. Provided, however, that the Company shall discontinue such reimbursement (or a portion thereof) for each such individual upon Executive and/or each eligible dependent becoming eligible for participation under the Company's health plans without any limitation for preexisting conditions.

     (e) VACATION. During the Employment Period, Executive will be entitled to four (4) weeks of paid vacation per annum.

     (f) REIMBURSEMENT OF EXPENSES. Company shall pay all ordinary and necessary expenses incurred by Executive in the conduct of Company's business, including but not limited to all travel and accommodation expenses. Company will pay all reasonable travel and accommodation expenses for Executive's spouse whenever necessary to accompany Executive in the business of the Company. Executive agrees to provide Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company. In addition, the Company will reimburse Executive for all reasonable costs associated with Executive's moving his household and related items as part of this relocation to the San Diego area.

                         2. RESTRICTIVE COVENANT.

     During the Employment Period, and except for involvement by Executive on Boards of Directors of other companies as approved by the Board of the Company, as hereinafter set forth:

     2.1 Executive shall devote his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

     2.2 Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

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     2.3    Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

     2.4 Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary in connection with (i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) his participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder, and (iv) his service on boards of directors as mutually agreed to by the Executive and the Company.

                          3. NON-COMPETITION.

     3.1 During the Employment Period, and subject to paragraph 2.4 in this Agreement, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct, provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

     3.2 Executive acknowledges that the services that he shall provide to the Company under this Agreement are unique and that irreparable harm shall be suffered by the Company in the event of the breach by Executive of any of his obligations under this paragraph 3, paragraph 2 or paragraph 4 of this Agreement, and that the Company shall be entitled, in addition to its other rights and remedies, whether legal or equitable, to enforce such obligations by an injunction or decree of specific performance. Any claims asserted by Executive against the Company shall not constitute a defense in any injunction action brought by the Company to obtain specific performance of such obligations.

                        4. CONFIDENTIAL INFORMATION.

     4.1 Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Agreement creates a relationship of confidence and trust between Executive and the Company and its affiliates with regard to Proprietary Information. Nothing in this paragraph 4 shall be deemed modified or terminated in the event of the termination or expiration of this Agreement.

     4.2 For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the

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Company and its affiliates and predecessors or is developed, created or discovered by Executive while performing services under this Agreement, or which became or will become known by, or was or is conveyed to the Company and its affiliates which has commercial value in the Company's and its affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, product, or franchise development plans, customer information, franchisee information and any other information concerning the Company's and its affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person.

     4.3 For one (1) year after the termination of this Agreement, Executive will keep in confidence and trust, and will not use or disclose, any Proprietary Information without prior written consent of the Board.

     4.4 Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company, Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property.

     4.5 During the term of this Agreement and for one (1) year thereafter, Executive will not encourage or solicit any employee of the Company or any affiliate to leave the Company or any affiliate for any reason.

     4.6 Injunctive Relief: Executive acknowledges and agrees that the covenants and obligations contained in paragraphs 2, 3 and 4 of this Agreement relate to special unique and extraordinary matters and that a violation of any of such covenants and obligations may cause the Company irreparable injury for which adequate remedy at law will not be available. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining Executive from committing any violation of the covenants and obligations set forth therein.

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                             5. STOCK OPTION.

     In addition to the Common Stock of the Company that Executive owns by virtue of being a founder of the Company, Executive shall be entitled to a stock option to purchase 1,600,000 shares of Common Stock of the Company for the option price of $.10 per share. The Company encourages Executive to purchase stock in the Company as its Chief Executive Officer and a voting member of the Board of Directors. These option shares will vest 25% on March
  , 2000 and the remaining 75% in equal monthly installments over the 36 month
period commencing on March   , 2000.

     5.1 Notwithstanding the foregoing, in the event the Company enters into any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the corporation's ultimate beneficial stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least a majority of the voting power of the surviving or continuing entity, or in the event of any sale of all or substantially all of the assets of the corporation, unless the corporation's ultimate beneficial stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the corporation's sale) at least a majority of the voting power of the purchasing entity, all unvested options shall become fully vested upon the closing of such transaction.

                        6. TERMINATION OF EMPLOYMENT.

     6.1 METHOD OF TERMINATION. Executive's employment pursuant to this Agreement and the Employment Period provided for herein shall terminate upon the first of the following to occur:

     (a)    Executive's death;

     (b) Date that written notice is deemed given or made by the Company to Executive of his inability to perform his services. Such notice may be issued when the Board has reasonably determined that Executive has become unable to substantially perform his services and duties hereunder because of physical or mental illness, injury or disability and that it is reasonably likely that he will not be able to substantially resume performing his services and duties on substantially the terms and conditions as set forth in this Agreement;

     (c) Date that final written notice is deemed given or made by the Company to Executive of termination for "cause," provided Executive is given an initial prior written notice of the general facts underlying the for "cause" event(s) and an opportunity to cure such event(s), if such event is capable of being cured. For purposes of this Agreement, "cause" shall mean any one of the following:

            (1) Gross negligence or the willful or repeated failure of Executive to perform his duties and responsibilities to the satisfaction of the Board or any breach by Executive of his fiduciary duties to the Company or any material term of this Agreement; or

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            (2)  The conviction of Executive for a felony involving dishonesty by Executive;

     (d) Executive's resignation or voluntary departure as an officer or employee of the Company; or

     (e) Date that written notice is deemed given or made by the Company to Executive of Executive's termination without "cause."

   Pursuant to sections (d) and (e) of paragraph 5.1, each of Executive and the Company agree that they shall have the separate right to terminate Executive's employment with the Company at any time, for any reason, with or without cause.

     6.2 EFFECT OF TERMINATION FOR CAUSE, EXECUTIVE'S RESIGNATION OR OTHER EVENTS. Upon the termination of Executive for cause or Executive's resignation or voluntary departure or departure pursuant to section (a) or
(b) of paragraph 5.1 of this Agreement, Executive will not be entitled to any additional compensation or other rights or benefits from the Company; and, as a result, the Company shall be obligated to pay Executive only that portion of his Base Salary that Executive has earned prior to the date of termination of Executive's services or Executive's departure or resignation.

     6.3 Upon the termination by the Company of Executive without cause, Executive shall be entitled to payment of his then Base Salary as compensation pursuant to Section 1.4(a) above for a period of one year following the date of his termination by the Company.

                            7. MISCELLANEOUS.

     7.1 NOTICES. All notices, demands and request required by this Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) fifteen days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy" transmission to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this paragraph.

     If to the Company, to:

     Kinzan.com
     2111 Palomar Airport Road, Suite 250
     Carlsbad, CA 92009
     Attn: Board of Directors

     And a Copy to:

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     Joe A. Rudberg
     Thompson & Knight, P.C.
     1700 Pacific Avenue
     Suite 3300
     Dallas, Texas 75201

     If to Executive, to:

     Gari L. Cheever
     520 Lowell Avenue
     Palo Alto, CA 94301

     7.2 ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void; and provided, further, that after an assignment or transfer of the Company's obligations under this Agreement to a third party, the Company shall remain secondarily liable to fulfill the terms of this Agreement if the third party assignee or transferee is unwilling or unable to fulfill such terms.

     7.3 DEDUCTIONS. All amounts paid to Executive hereunder are subject to all deductions required by law, as authorized under this Agreement, and as authorized by Executive from time to time.

     7.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect.

     7.5 AMENDMENT. This Agreement may be modified or amended only by a written agreement signed by amendment of the Board and Executive.

     7.6 WAIVERS. No waiver of any term or provision of this Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Agreement shall not apply to any subsequent breach of this Agreement.

     7.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

     7.8 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement

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shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     7.9 GOVERNING LAW. This Agreement shall, in all respects, be governed by the laws of the state of California applicable to agreements executed and to be wholly performed within the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                          KINZAN.COM


                          By: /s/ Robert J. Frankenberg
                          ---------------------------
                              Robert J. Frankenberg

                          Title: Chairman, Board of Directors


                          /s/ Gari L. Cheever
                          ---------------------------
                          Gari L. Cheever